                                                                   EXHIBIT 10.21


                           STOCK PURCHASE AGREEMENT



                                 by and among


                           NTN COMMUNICATIONS, INC.



                                   IWN, INC.

                                      and


                     SYMPHONY MANAGEMENT ASSOCIATES, INC.



                  Dated and effective as of December 31, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
SECTION 1.     Sale and Purchase of IWN Common Stock;
               Stockholders Agreement....................................   1

          1.1  Sale and Purchase of IWN Common Stock.....................   1

          1.2  Stockholders Agreement....................................   1

SECTION 2.     Representations and Warranties of IWN.....................   1

          2.1  Organization; Qualification...............................   1

          2.2  Authorization of the Shares...............................   2

          2.3  Capitalization............................................   2

          2.4  Financial Information; Absence
               of Undisclosed Liabilities................................   2

          2.5  Absence of Certain Changes................................   2

          2.6  Title to Assets, Properties and Rights....................   4

          2.7  Intellectual Property Rights..............................   4

          2.8  Litigation................................................   4

          2.9  ERISA Plans...............................................   4

          2.10 No Defaults...............................................   5

          2.11 Equity Investments........................................   5

          2.12 Compliance................................................   5

SECTION 3.     Representations and Warranties of Symphony................   5

          3.1  Investment Intent.........................................   5

          3.2  Corporate Power and Authorization
               No Conflicts..............................................   6

          3.3  No Consent or Approval Required...........................   7

                                      i.

SECTION 4.     Representations and Warranties of NTN........................   7

          4.1  Title to Shares..............................................   7

          4.2  Corporate Power and Authorization;
               No Conflicts.................................................   7

          4.3  No Consent or Approval Required..............................   8

SECTION 5.     Additional Agreements of IWN.................................   8

          5.1  Access to Records............................................   8

          5.2  Financial Reports............................................   8

SECTION 6.     Restriction on Transfer......................................   8

SECTION 7.     Remedies.....................................................  10

SECTION 8.     Successors and Assigns.......................................  10

SECTION 9.     Entire Agreement.............................................  10

SECTION 10.    Notices......................................................  10

SECTION 11.    Amendment....................................................  10

SECTION 12.    Counterparts.................................................  11

SECTION 13.    Headings.....................................................  11

SECTION 14.    Nouns and Pronouns...........................................  11

SECTION 15.    Governing Law................................................  11


EXHIBITS:

          A-   Form of Promissory Note .................................... A-1

          B-   Form of Stockholders Agreement ............................. B-1

Symphony Management Associates, Inc.
900 Bestgate Road
Suite 400
Annapolis, Maryland  21401

Gentlemen:

     The undersigned, NTN Communications, Inc., a Delaware corporation ("NTN"), and IWN, Inc., a Delaware corporation ("IWN"), hereby agree with Symphony Management Associates, Inc., a Delaware corporation ("Symphony"), as follows:

SECTION 1.  Sale and Purchase of IWN Common Stock; Stock holders Agreement.
            --------------------------------------------------------------

     1.1  Sale and Purchase of IWN Common Stock.  Concurrently with the
          -------------------------------------
execution of this Agreement, NTN is selling and as signing to Symphony, and Symphony is purchasing and acquiring from NTN, 100,000 shares (the "Shares") of common stock, $.001 par value per share ("Common Stock"), of IWN for an aggregate purchase price of $350,000, which is being paid by delivery to NTN of a Promissory Note of Symphony in the form attached as Exhibit A to the Agreement (the "Note"). Symphony hereby acknowledges receipt of one or more certificates evidencing the Shares against delivery by Symphony of the Note, receipt of which is hereby acknowledged by NTN.

     1.2  Stockholders Agreement.  Concurrently with the execution of this
          ----------------------
Agreement, the parties also are entering into a stockholders agreement, substantially in the form attached as Exhibit B to this Agreement (the "Stockholders Agreement").

SECTION 2.  Representations and Warranties of IWN.  IWN hereby represents and
            -------------------------------------
warrants to Symphony as follows:

     2.1  Organization; Qualification.  IWN is a corporation duly organized,
          ---------------------------
validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign corporation and is in good standing in those jurisdictions, if any, wherein the character of the property owned or leased or the nature of the activities conducted by IWN makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of IWN (a "Material Adverse Effect"). IWN has provided Symphony with true, correct and complete copies of the Certificate of Incorporation and the Bylaws of IWN, in each case, as amended to, and as in effect on, the date hereof.

                                      1.

     2.2  Authorization of the Shares.  The Shares have been duly authorized by
          ---------------------------
all requisite corporate and shareholder action of IWN, and are validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the shareholders of IWN or others. The Shares are owned beneficially and of record as of the date hereof by NTN, free and clear of any liens or encumbrances whatsoever and the transfer and delivery of the Shares by NTN to Symphony as contemplated herein will transfer good title to the Shares free and clear of any liens or encumbrances whatsoever.

     2.3  Capitalization.  The authorized capital stock of IWN immediately upon
          --------------
the consummation of the transaction contemplated hereby consists of 1,000,000 shares of Common Stock, all of which shares have been validly issued and are outstanding, fully paid and nonassessable. There are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which IWN is or may become obligated to issue any shares of the capital stock or other securities of IWN, and there are no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of IWN pursuant to any provision of law, the Certificate of Incorporation or the Bylaws of IWN or any agreement to which IWN is a party or otherwise; and, except as otherwise contemplated hereby, there is no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust or voting agreement) with respect to the sale or voting of any shares of capital stock of IWN (whether outstanding or issuable upon conversion or exercise of outstanding securities).

     2.4  Financial Information; Absence of Undisclosed Liabilities.  Attached
          ---------------------------------------------------------
hereto as Schedule 2.4 is the unaudited balance of IWN at December 31, 1995 (the "Balance Sheet"), which presents fairly the financial condition of IWN at that date.

     2.5  Absence of Certain Changes.  From the date of the Balance Sheet
          --------------------------
through the date of NTN's delivery to Symphony IWN Investment LLC of the Warrant (as defined in Section 3.1 of the Investment Agreement, dated as of even date, among NTN, IWN and Symphony), IWN shall not suffer or permit any of the following:

          (a) any material adverse change in the business, operations, assets, liabilities, results of operations, condition (financial or otherwise), performance or prospects of IWN (a "Material Adverse Change");

                                      2.

          (b) any borrowing or agreement to borrow funds or any material liability incurred by IWN, other than current liabilities incurred in the ordinary course of business;

          (c) any material asset or property of IWN made subject to a lien of any kind;

          (d) any waiver of any material right of IWN, or the cancellation of any material debt or claim held by IWN;

          (e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of IWN, or any agreement or commitment therefor;

          (f) any issuance of any stock, bond or other security of IWN, or any agreement or commitment therefor (including, without limitation, options, warrants or rights or agreements or commitments to purchase such securities or grant such options, warrants or rights other than options issuable pursuant to IWN employee stock option plans or agreements);

          (g) any sale, assignment, pledge, license, mortgage or transfer of any tangible or intangible assets of IWN, except in the ordinary course of business;

          (h) any loan by IWN to any officer, director, employee, consultant or shareholder of IWN or other person, or any agreement or commitment therefor (other than advances to such persons in the ordinary course of business in connection with business expenses incurred on behalf of IWN);

          (i) any damage, destruction or casualty loss (whether or not covered by insurance) to any material assets or property of IWN;

          (j) any transaction relating to IWN other than in the ordinary course of business;

          (k)  any change in the accounting methods or practices of IWN;

          (l) any liability or obligation (whether absolute or contingent) incurred by IWN except liabilities incurred, and obligations under agreements entered into, in the ordinary course of IWN's business;

          (m) any capital expenditure or commitment for additional purchases in excess of $10,000 in the aggregate;

          (n)  any agreement or commitment by IWN other than as set forth in
Schedule 2.5; or
- -------------

                                      3.

          (o)  any agreement entered into with respect to any of the foregoing.

     2.6  Title to Assets, Properties and Rights.  IWN has good and valid title
          --------------------------------------
to all of the properties, interests in properties and assets, real, personal, intangible or mixed, reflected on the Balance Sheet as being owned by IWN or acquired after the date of the Balance Sheet (except inventory or other property sold or otherwise disposed of since such date, in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to such date), free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever, except liens for current taxes not yet due and payable (collectively, "Encumbrances"). Any material assets or properties used or utilized by IWN which are not owned by IWN are leased or licensed to IWN under valid, binding and enforceable agreements in full force and effect.

     2.7  Intellectual Property Rights.  To the best knowledge of IWN (but
          ----------------------------
without having conducted any special investigation or patent search), IWN owns or possesses, has access to, or can become licensed on reasonable terms under, all material patents, inventions, trademarks, trade names, copyrights, licenses, trade secrets, information, proprietary rights and processes necessary for the lawful conduct of its business as now conducted and as proposed to be conducted, without any infringement of or conflict with the rights of others. IWN has taken reasonable measures to protect the secrecy, confidentiality and value of all material trade secrets, know-how, inventions, designs, processes, computer programs and technical data required for or incident to the development, manufacture, operation and sale of all products proposed to be sold by IWN.

     2.8  Litigation.  There is no action, suit, claim, arbitration, proceeding
          ----------
or investigation at law or in equity or by or before any Governmental Authority (as hereinafter defined) now pending nor, to the best knowledge of IWN, threatened against or affecting IWN. There are no judgments of any Governmental Authority to which IWN is a party or by which any of its properties or assets are bound.

     2.9  ERISA Plans.  IWN does not maintain and is not a party to (and has
          -----------
never maintained or been a party to) any "employee welfare benefit plan" as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "employee pension benefit plan" as defined in
Section 3(2) of ERISA, and IWN does not contribute (and has never contributed) to any "multiemployer plan" as defined in Section 3(37) of ERISA or "multiple employer plan" as defined in Section 413 of the Code.

                                      4.

     2.10 No Defaults.  IWN is not in default (i) under its Certificate of
          -----------
Incorporation or the Bylaws of IWN, or any material indenture, mortgage, lease, purchase or sales order, or other contract to which IWN is a party or by which IWN or any of its properties is bound or affected or (ii) with respect to any judgment of any Governmental Authority. To the best knowledge of IWN, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing.

     2.11 Equity Investments.  IWN has had, and does not presently have, any
          ------------------
subsidiaries, nor has it owned, nor does it presently own, any capital stock or other proprietary interest, directly or indirectly, in any Person other than IWN, L.P., a Delaware limited partnership.

     2.12 Compliance.  To the best knowledge of IWN, IWN has (or has applied
          ----------
for) all governmental approvals, authoriza tions, consents, licenses and permits necessary or required to conduct its business as presently conducted, except those the failure of which to obtain would not have a Material Adverse Effect. All such licenses and permits are in full force and effect and no violations exist in respect of any such licenses or permits and no proceeding is pending or, to the best knowledge of IWN, threatened to revoke or limit any thereof. To the best knowledge of IWN, it is presently and at all times since its inception has been in compliance with all laws, statutes, ordinances, rules, regulations, certificates, permits and judgments of any Governmental Authority applicable to IWN, its business or the ownership of its assets or properties ("Applicable Laws").

SECTION 3.  Representations and Warranties of Symphony.  Symphony hereby
            ------------------------------------------
represents and warrants to IWN and NTN as follows:

     3.1  Investment Intent.
          -----------------

          (a) Symphony is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) Symphony understands that the Shares have not been registered under the Securities Act and must be held by Symphony indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration thereunder.

          (c) Symphony will not transfer the Shares except in compliance with this Agreement and the Stockholders Agreement.

                                      5.

          (d) Symphony has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

          (e) Symphony is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

          (f) Symphony is experienced in the evaluation of businesses and investments, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and this Agreement, and has the ability to bear the economic risks of such investment.

          (g) During the course of the transactions contemplated hereby and prior to the purchase of the Shares Symphony has had the opportunity to ask questions of and receive answers from IWN concerning IWN, IWN's business and its financial condition and prospects.

     3.2  Corporate Power and Authorization; No Conflicts.  Symphony has the
          -----------------------------------------------
corporate power to execute, deliver and perform its obligations under this Agreement and the Stockholders Agreement and to purchase and acquire the Shares hereunder. The execution, delivery and performance by Symphony of this Agreement and the Stockholders Agreement have been duly authorized by all requisite corporate and shareholder action by Symphony, and this Agreement and the Stockholders Agreement constitute legal, valid and binding obligations of Symphony, enforceable against Symphony in accordance with their respective terms. The execution, delivery and performance of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Symphony will not (a) violate or conflict with any provision of any Applicable Law, or any ruling, writ, injunction, order, judgment or decree (a "Judgment") of any Governmental Authority applicable to Symphony or any of its properties or assets, or the Certificate of Incorporation or the Bylaws of Symphony, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material lease, license, franchise, contract, agreement, commitment, arrangement, understanding or instrument, oral or written, to which the Symphony is a party or by which its properties or assets is bound or affected or (c) result in the creation or imposition of any material Encumbrance upon the properties or assets of Symphony.

                                      6.

     3.3  No Consent or Approval Required.  No consent of any natural person,
          -------------------------------
company, partnership, joint venture, corporation, business trust, unincorporated organization or other entity (a "Person") and no consent, approval or authorization of, or declaration to or filing with, any federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality, or any court, arbitral tribunal or arbitrator, and any non-governmental regulating body, to the extent that the rules and regulations or orders of such body have the force of law, in each case whether of the United States of America or any foreign country (a "Governmental Authority"), is or will be required for the valid authorization, execution and delivery by Symphony of this Agreement or the Stockholders Agreement or for the consummation of the transactions contemplated hereby, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

SECTION 4.  Representations and Warranties of NTN.  NTN hereby represents and
            -------------------------------------
warrants to Symphony as follows:

     4.1  Title to Shares.  NTN owns the Shares, of record and beneficially,
          ---------------
free and clear of all encumbrances whatsoever.

     4.2  Corporate Power and Authorization; No Conflicts.  NTN has the
          -----------------------------------------------
corporate power to execute, deliver and perform its obligations under this Agreement and the Stockholders Agreement and to sell and deliver the Shares hereunder. The execution, delivery and performance by NTN of this Agreement and the Stockholders Agreement have been duly authorized by all requisite corporate and shareholder action by NTN, and this Agreement and the Stockholders Agreement constitute legal, valid and binding obligations of NTN, enforceable against NTN in accordance with their respective terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by NTN will not
(a) violate or conflict with any provision of any Applicable Law, or any Judgment of any Governmental Authority applicable to NTN or any of its properties or assets, or the Certificate of Incorporation or the Bylaws of NTN,
(b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material lease, license, franchise, contract, agreement, commitment, arrangement, understanding or instrument, oral or written, to which the NTN is a party or by which its properties or assets is bound or affected or (c) result in the creation or imposition of any material Encumbrance upon the properties or assets of NTN.

                                      7.

     4.3  No Consent or Approval Required.  No consent of any natural person,
          -------------------------------
company, partnership, joint venture, corporation, business trust, unincorporated organization or other entity (a "Person") and no consent, approval or authorization of, or declaration to or filing with, any Governmental Authority, is or will be required for the valid authorization, execution and delivery by NTN of this Agreement or the Stockholders Agreement or for the consummation of the transactions contemplated hereby, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

SECTION 5.  Additional Agreements of IWN.
            ----------------------------

     5.1  Access to Records.  For so long as Symphony or its affiliates shall
          -----------------
hold any Shares, IWN shall afford to Symphony and its affiliates and its employees, counsel and other authorized representatives reasonable access, upon reasonable advance notice during normal business hours, to all of the books, records and properties of IWN and to all officers and employees of IWN, for any purpose reasonably related to the transactions contemplated hereby. The investor, its employees, counsel and other authorized representatives shall use their best efforts to maintain the confidentiality of any confidential or propriety information of IWN so obtained by it.

     5.2  Financial Reports.  For so long as Symphony holds any Shares, IWN
          -----------------
agrees to furnish Symphony and its affiliates with such annual and quarterly financial statements (which need not be audited), annual budgets and other financial information prepared in the regular course of business of IWN as Symphony may reasonably request.



SECTION 6.  Restriction on Transfer.
            -----------------------

          (a) The Shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 6 or in the Stockholders Agreement, which conditions are intended to assure compliance with the provisions of the Securities Act.

          (b) Each certificate for the Shares held by Symphony and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 6(c) and 6(d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

                                      8.

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGIS TRATION OR AN EXEMPTION THEREFROM."

          (c) With the exception of the Transfer of the Shares to Symphony IWN Investment LLC, an affiliate of Symphony ("LLC"), Symphony agrees, prior to any Transfer of any Shares, to give written notice to IWN of Symphony's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 6. In connection with and as a condition to any Transfer of the Shares to LLC, LLC shall agree in writing to be bound by the terms and provisions of the Agreement and the Stockholders Agreement and shall represent and warrant to IWN and NTN the matters set forth in Section 3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to IWN, of counsel for the holder of such Shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to IWN) such proposed Transfer does not involve a transaction requiring registration or qualification of such Shares under the Securities Act or the securities "blue sky" laws of any relevant state of the United States. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Shares (and each certificate or other instrument evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 6(b) unless (x) in such opinion of counsel registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) IWN shall have waived the requirement of such legends. Symphony shall not Transfer any Shares until such opinion of counsel has been given (unless waived by IWN or unless such opinion is not required in accordance with the provisions of this Section 6(c)).

          (d) Notwithstanding the foregoing provisions of this Section 6, the restrictions imposed by this Section 6 upon the transferability of any Shares held by Symphony shall cease and terminate when (i) any such Shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 6(c) and, pursuant to
Section 6(c), the Shares so transferred are not required to bear the legend set forth in Section 6(b) or (ii) the holder of such Shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 6 shall terminate, as herein provided, Symphony shall be entitled to receive from IWN, without expense, a new certificate not bearing the restrictive legend

                                      9.

set forth in Section 6(b) and not containing any other reference to the restrictions imposed by this Section 5.

SECTION 7.  Remedies.  In case any one or more of the covenants and agreements
            --------
set forth in this Agreement shall have been breached by any Party, the non-breaching party or parties may proceed to protect and enforce their rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach, or an action for specific performance of any such covenant or agreement contained in this Agreement, or any combination of such remedies.

SECTION 8.  Successors and Assigns.  Subject to the restrictions on Transfer of
            ----------------------
the Shares set forth herein, this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

SECTION 9.  Entire Agreement.  This Agreement, the Stockholders Agreement, and
            ----------------
that certain Investment Agreement, of even date herewith, among the parties (the "Investment Agreement") and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 10.  Notices.  All notices, requests, consents and other communications
             -------
hereunder to any party shall be deemed to be sufficient if given in the manner specified in the Investment Agreement.

SECTION 11.  Amendment.  The terms and provisions of this Agreement may not be
             ---------
modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the parties.

SECTION 12.  Counterparts.  This Agreement may be executed by original or
             ------------
facsimile signatures, in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one agreement.

SECTION 13.  Headings.  The headings of the sections of this Agreement have been
             --------
inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 14.  Nouns and Pronouns.  Whenever the context may require, any pronouns
             ------------------
used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                                      10.

  SECTION 15.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.


                                              Very truly yours,

                                              NTN COMMUNICATIONS, INC.


                                              By:   /s/ Patrick J. Downs
                                                 -----------------------------
                                                  Name: Patrick J. Downs
                                                  Its:  President


                                              IWN, INC.


                                              By:   /s/ Daniel C. Downs
                                                 -----------------------------
                                                  Name: Daniel C. Downs
                                                  Its:  Chairman


ACCEPTED AND AGREED
TO AS OF DECEMBER 31, 1995:

SYMPHONY MANAGEMENT
ASSOCIATES, INC.



By:  /s / Valerie S. Hart
   -------------------------
    Name: Valerie S. Hart
    Its:  Vice President

                                      11.